EXHIBIT 99.1

For Immediate Release

PARLUX ANNOUNCES RESULTS

FOR THE QUARTER ENDED JUNE 30, 2007

FORT LAUDERDALE, FLORIDA August 14, 2007.  Parlux Fragrances, Inc. (NASDAQ:PARL) announced today its results for the three months ended June 30, 2007. Net sales from continuing operations were $31,380,468, compared to $28,248,179 in the same period of the prior year, an increase of 11%. Operating expenses from continuing operations were $15,602,803 compared to $32,228,654 in the prior year period, which included a non-cash share based compensation charge of $16,201,950.  Operating income for the three months ended June 30, 2007 was $367,979 as compared to an operating loss of $18,900,857 for the same period of the prior year. Net loss from continuing operations was $49,613 compared to a loss of $17,235,703 in the same period of the prior year. Net loss for the three months ended June 30, 2007 was $97,628 compared to a loss of $14,120,958 in the same period of the prior year. Earnings per share on a diluted basis were a loss of $0.00 compared to a loss of $0.78 per share in the same period of the prior year.

Mr. Neil Katz, Chairman and CEO, noted that, "The Company has made significant progress on many fronts. We have assessed the strengths and weaknesses of the organization, expanded our financial team, consolidated our distribution facilities, and defined a strategic plan.”  Mr. Katz continued, "A significant part of the strategic plan has been initiated through the signing of worldwide fragrance license agreements with Jessica Simpson, and most recently, with Nicole Miller.  We have moved aggressively to build our core business in prestige distribution, and have positioned ourselves for strong profitable growth".

Conference Call

Due to shareholder interest, the Company will hold a conference call on Tuesday, August 28, 2007 at 10:00 a.m. (EDT) to discuss the Company’s quarterly results and to provide additional outlook on the next quarter.  To participate, please call: Participant Toll Free: 866-542-4238 or Participant International: 416-641-6125.  A replay of the conference call will also be available from Tuesday, August 28, 2007, after 1:00 p.m., until midnight August 31, 2007.  To access the rebroadcast, Digital Replay Toll Free: 800-408-3053 or Digital Replay International: 416-695-5800 (Digital Pin: 3231789).

About Parlux

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products.  It holds licenses for Paris Hilton fragrances, watches, cosmetics, sunglasses, handbags and other small leather accessories in addition to licenses to manufacture and distribute the designer fragrance brands of Nicole Miller, GUESS?, Jessica Simpson, XOXO, Ocean Pacific (OP), Maria Sharapova, Andy Roddick, babyGund, and Fred Hayman Beverly Hills.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Parlux or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales and Parlux’s ability to successfully introduce, acquire, or launch new brands, licenses, or products in a cost-effective manner, general economic conditions and continued compliance with the covenants in our credit facility.  Additional risk factors are set forth in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Parlux undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FOR:

  Parlux Fragrances, Inc.  (954) 316-9008

CONTACT:     Neil J. Katz, Ext. 8116

  Raymond J. Balsys, Ext. 8106

Web site:

  http://www.parlux.com

PARLUX FRAGRANCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,
	2007	2006

Net sales:
Unrelated customers	$12,568,507	$20,183,483
Related parties	18,811,961	8,064,696
	31,380,468	28,248,179
Cost of goods sold:
Unrelated customers	5,865,105	10,913,456
Related parties	9,544,581	4,501,391
	15,409,686	15,414,847

Operating expenses:
Advertising and promotional	7,000,320	9,214,485
Selling and distribution	2,578,050	2,829,290
Royalties	2,712,341	1,595,594
General and administrative, (including share-based compensation charge of $16,201,950 in 2006)	2,705,189	18,112,255
Depreciation and amortization	606,903	477,030

Total operating expenses	15,602,803	32,228,654

Gain on sale of property held for sale	—	494,465

Operating income (loss) from continuing operations	367,979	(18,900,857)

Interest expense, net	(446,669)	(689,273)
Foreign exchange (loss) gain	(1,332)	14,331

Loss from continuing operations before income taxes	(80,022)	(19,575,799)

Income tax benefit	30,409	2,340,096
Net loss from continuing operations	(49,613)	(17,235,703)

Discontinued operations:

(Loss) income from operations of Perry Ellis fragrance brand	(77,443)	5,023,782
Income tax benefit (provision) related to Perry Ellis brand	29,428	(1,909,037)

(Loss) income from discontinued operations	(48,015)	3,114,745

Net loss	$(97,628)	$(14,120,958)

Diluted earnings (loss) per common share:
Continuing operations	$(0.00)	$(0.95)
Discontinued operations	$(0.00)	$0.17
Total	$(0.00)	$(0.78)

Weighted average diluted shares outstanding	18,108,154	18,035,431

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